UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hawaiian Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0879698
(State of incorporation or organization)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350 Honolulu, Hawaii	96819
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Hawaiian Holdings, Inc. (the “Company”) set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-129503), initially filed with the Securities and Exchange Commission on November 7, 2005, as amended, including the prospectus contained therein filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, as well as any amendments to such Registration Statement filed subsequent thereto, and any and all amendments and reports filed for the purpose of updating such description, are incorporated herein by reference.

Item 2.   Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Executive Vice President, Chief Financial Officer
and Treasurer

Date: May 30, 2008